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                                  EXHIBIT 32.1

       STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
                                  PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned, Martin A. Thomson, is the Chief Executive Officer of First Federal of Northern Michigan Bancorp, Inc. (the "Company").

This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 (the "Report").

      By execution of this statement, I certify that to the best of my knowledge:

            A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

A signed original of this written statement required by Section 906 has been provided to First Federal of Northern Bancorp, Inc. and will be retained by First Federal of Northern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 15, 2007                                   /s/ Martin A. Thomson
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Dated                                         Martin A. Thomson

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